SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 21, 2000


                             ADEPT TECHNOLOGY, INC.
               (Exact Name of Registrant as Specified in Charter)

               California                               0-27122                              94-2900635
    (State or Other Jurisdiction of            (Commission File Number)                     (IRS Employer
            Incorporation)                                                               Identification No.)

                   150 Rose Orchard Way                                               95134
                   San Jose, California                                             (Zip Code)
         (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (408) 432-0888

                                      None

          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

    This report consists of a press release issued by the Registrant relating to the consummation of its acquisition of Hexavision Technologies Inc., a Canadian corporation, by the Registrant on July 21, 2000.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

    (c) Exhibits.

    The following exhibit is filed with this report on Form 8-K:

    Exhibit No.                   Description
    -----------                   -----------
    99.1                Press Release of the Registrant issued on July 24, 2000.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ADEPT TECHNOLOGY, INC.



Date:  July 24, 2000                        By:      /s/Michael W. Overby
                                                --------------------------------
                                                     Michael W. Overby
                                                     Chief Financial Officer

                                  EXHIBIT 99.1
For Immediate Release


Press and Industry Analysts:                         Financial Analysts:
Val Cureton                                          Michael W. Overby
Marketing Communications Manager                     Chief Financial Officer
408.434.5021 (voice)                                 408.434.5112 (voice)
408.545.5794 (fax)                                   408.434.5005 (fax)
val.cureton@adept.com                                mike.overby@adept.com


ADEPT TECHNOLOGY COMPLETES ACQUISITION OF HEXAVISION TECHNOLOGIES

Purchase of Vision Research and Development Company To Extend Adept Vision Product Lines

San Jose, Calif. - July 24, 2000 - Adept Technology, Inc. (Nasdaq: ADTK), America's largest manufacturer of industrial robots and a factory automation leader, today announced that it has completed the acquisition of HexaVision Technologies, a machine vision research and development company based in Sainte Foy, Quebec, Canada. The company has developed high-performance vision software for machine and robot guidance for the photonics, telecommunications, semiconductor and automotive industries. The acquisition closed on Friday, July 21, 2000.

"We expect the addition of HexaVision's technology and expertise to further extend our best-in-class vision products," said Brian Carlisle, chairman and chief executive officer of Adept Technology. "HexaVision's core technology, with techniques to achieve accuracies up to 1/40th of a pixel, brings us new guidance vision algorithms and increases our performance in critical and demanding applications such as vision serving for fiber optic assembly."

"The addition of HexaVision should not only enhance our industry leading ObjectFinder guidance tool but also allow us to enter a new market selling HexaVision's shrink wrapped PC vision libraries to high volume OEM's and system integrators," commented Joe Campbell, vice president of marketing for Adept Technology.

"We are very excited about being a part of Adept Technology and their commitment to high performance vision for robots and machine control," noted Pat Murphy, president and chief executive officer of HexaVision. "We believe our technology is an excellent fit with Adept's vision strategy."

HexaVision Technologies is a research and development company specializing in high-performance machine vision software. It launched its first commercial product, HexSight(TM), in 1999. Hexavision product information is available at its worldwide web site http://www.hexavision.com.

Adept Technology, Inc., founded in 1983, is America's largest manufacturer of industrial robots. Adept designs and manufactures intelligent automation hardware and software products for manufacturers in the electronics, appliances, telecommunications, pharmaceutical, food processing, and automotive components industries. The company provides a broad, flexible line of software intensive, computer-driven automation products for assembly, material handling and packaging applications. Adept Technology product and service information is available at its worldwide web site http://www.adept.com.

This press release contains certain forward-looking statements. Actual results may vary as a result of a number of risks and uncertainties. For example, Adept may not receive the benefits it expects from the acquisition, including the benefits described above, for a variety of reasons, such as the inability of Adept to efficiently integrate HexaVision Technologies' operations; unanticipated costs in connection with the acquisition and integration; loss of employees and disruptions in relationships with customers and suppliers; the potential delays associated with the development and introduction of new products or software releases; the potential fluctuations in Adept's quarterly and annual results of operations; the cyclicality of capital spending of Adept's customers; Adept's dependence on the continued growth of the intelligent automation market; the risks associated with sole or single sources of supply and lengthy procurement lead times; Adept's highly competitive industry; and rapid technological change within Adept's industry.

For a discussion of risk factors relating to Adept's business, see Adept's Form 10Q for the quarters ended October 2, 1999, January 1, 2000 and April 1, 2000, as well as our annual report on Form 10K for the fiscal year ended June 30, 1999, including the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations filed as an exhibit thereto, filed on September 28, 1999.


                                       ###

The Adept logo is a registered trademark of Adept Technology, Inc. Adept is a trademark of Adept Technology, Inc. All other trademarks are owned by their respective companies.



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